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                                                                   EXHIBIT 23-5

                     [MILLER AND LENTS, LTD. LETTERHEAD]


                              February 27, 1996


MCN Corporation
500 Griswold
Detroit, MI 48226


                                        Re:  MCN Corporation
                                             Form S-3 Registration Statement

Ladies and Gentlemen:

        The firm of Miller and Lents, Ltd. consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 1996, appearing in the Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

        This consent may be incorporated by reference into any registration statement of MCN Corporation relating to the securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

        Miller and Lents, Ltd. has no interest in MCN Corporation or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Corporation. We are not employed by MCN Corporation on a contingent basis.

                                        Yours very truly,

                                        MILLER AND LENTS, LTD.


                                        By P.G. Von Tungeln
                                           -------------------------------
                                           P.G. Von Tungeln
                                           President


PGVT/mk